EXHIBIT 10.94

AUTOBYTEL INC.
2004 RESTRICTED STOCK AND OPTION PLAN
____________________________

Stock Option Award Agreement
____________________________

You are hereby awarded this stock option (“Option”) to purchase Shares of Autobytel Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in the Autobytel Inc. 2004 Restricted Stock and Option Plan (the “Plan”).  You acknowledge that you have been given a copy of the Plan and a prospectus describing the Plan’s material terms (with the Plan controlling in the event of any conflicts between them).  You should carefully review these documents, and consult with your personal financial advisor, before executing this Award Agreement.  Terms beginning with capital letters in this Award Agreement have the meaning defined in this Award Agreement or in the Plan (or if not defined in either of them, as defined in your Amended and Restated Employment Agreement with the Company dated effective as of April 3, 2009).

In order for this Option to be effective and enforceable, you must return an executed original of this Award Agreement to the Company’s General Counsel.  By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Administrator, and will be final, conclusive and binding on all parties, including you, your heirs, and your representatives.

1. Specific Terms.  Your Options have the following terms:

Name of Participant:	Jeffrey H. Coats
Type of Option Award:	Non-Incentive Stock Option.
Number of Shares Subject to Award:	500,000
Option Exercise Price:	$0.35 per Share.
Grant Date:	April 3, 2009.
Vesting:
0% on Grant Date.

100% on the earlier of (i) the first anniversary of the Grant Date if your continuous service has not ended beforehand, (ii) termination of your employment by the Company Without Cause or by you for Good Reason.

The vesting of your Option will not accelerate upon or as a result of a Change in Control.

Expiration Date:	10 years after Grant Date (at 5:00 p.m. Pacific Time on the Expiration Date).

2. Manner of Exercise.  This Option will be exercised in the manner set forth in the Plan, using the exercise form attached hereto as Exhibit A.  The number of Shares that may be purchased through exercise of this Award is cumulative; that is, if you fail to exercise the Option for all of the Shares vested hereunder during any period set forth above, then any remaining Shares that are not purchased during such period may be purchased through exercise of this Option during any subsequent period, until the expiration or termination of this Option pursuant to the terms and conditions of this Award Agreement and of the Plan.  Fractional Shares may not be purchased.

3. Termination of Employment.  Section 6.12 of the Plan will govern the effect of your termination of employment on this Option, subject to the following modifications which will control over Plan Section 6.12 to the extent of any conflict or ambiguity:

(a)
in the event of termination of your employment by the Company Without Cause or by you for Good Reason, this Option shall vest and become immediately exercisable and you will have the right to exercise this Option for a period of two (2) years following the date on which your employment terminates, but in no event will this Option be exercisable later than the Expiration Date determined pursuant to Section 1 above;

(b)
in the event your employment terminates due to your resignation without Good Reason within one (1) year following the Grant Date, your Option will immediately terminate, and after such one (1) year period will otherwise terminate at the end of the first day after the date on which you provide notice of your resignation without Good Reason, but in no event will this Option be exercisable later than the Expiration Date determined pursuant to Section 1 above;

(c)
in the event your death triggers application of Section 6.12(a) of the Plan, the six-month extended exercise period to which it refers will be increased to 12 months, but in no event will this Option be exercisable later than the Expiration Date determined pursuant to Section 1 above;

(d)
in the event of your termination of employment for “Cause” within the meaning of Section 6.12(c) of the Plan, the provisions of Section 6.12(c) will apply, and the Company will have the additional right, only within the thirty-day period after your employment terminates, to repurchase (for a price equal to the exercise price you paid per Share) any Shares that you have received pursuant to the exercise of this Option;

(e)	this Option will be canceled and become automatically null and void to the extent it has not vested on or before your termination of employment for any reason; and

(f)	the terms of Section 6.12 of the Plan, as modified herein for this Option, shall survive a Change in Control, and remain in full force and effect with the other provisions of this Option.

4. Restrictions on Transfer of Option. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred except pursuant to Section 6.7(a) of the Plan or with the prior written consent of the Committee.

5. Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Option and any underlying Shares.  You may designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company’s General Counsel.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

6. Resale Restrictions on Shares.  During the three-year period following the Grant Date, you will not have the right to sell or otherwise dispose of any Shares that you receive through exercise of this Option; provided that the foregoing resale restriction will lapse in full on the first to occur of your death, your Total and Permanent Disability, or termination of your employment by the Company Without Cause or by you for Good Reason.  Otherwise, the resale restrictions imposed hereunder will lapse only as to one-third (1/3) of the Total Number of Shares Subject to Award on the first anniversary of the Grant Date, and as to the remaining two-thirds (2/3) of such Shares in equal one-twelfth (1/12) installments of the Total Number of Shares Subject to Award for each calendar quarter that ends after the first anniversary of the Grant Date, subject to your being in the continuous employment or service of the Company through the scheduled date for lapse of these resale restrictions. To the extent a lapse has not occurred, the resale restrictions hereunder will remain in effect for the full three-year period following the Grant Date. Each certificate representing any such Shares (or if uncertificated by notation to the depositary agency) shall be legended to reflect these resale restrictions.

7. Taxes.  Except to the extent otherwise specifically provided in your employment agreement, you acknowledge by signing this Award Agreement that you will be solely responsible for the satisfaction of any taxes (including taxes arising under Code Sections 409A regarding deferred compensation, or 4999 regarding golden parachute excise taxes) that may arise pursuant to this Option, its exercise, or your sale of Shares purchased through this Option, and that neither the Company nor the Administrator will have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee will have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

8. Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to a party hereunder will be in writing and will be delivered electronically, personally, or sent by postage prepaid certified mail, return receipt requested, addressed to such party at the address on the signature page hereof.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice will be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

9. Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10. Modifications.  This Award Agreement may be modified or amended only through a written agreement between you and the Company, and only in accordance with Section 8 of the Plan.

11. Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12. Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity will not affect the validity or legality of the remaining terms of this Award Agreement.

13. Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

14. Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Option is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan will control.

15. Investment Purposes. By executing this Award Agreement, you represent and warrant that any Shares issued to you pursuant to your Options will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

16. Not a Contract of Employment.  By executing this Award Agreement, you acknowledge and agree that (i) any person who is terminated before full vesting of an Award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor will it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Option to you but for these acknowledgements and agreements.

17. Securities Law Restrictions.  Regardless of whether the offering and sale of Shares through the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Option.

18. Governing Law.  The laws of the State of Delaware will govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto, as well as the relationship of the parties hereto, all without regard to conflict of laws principles thereof.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

AUTOBYTEL INC.
18872 MacArthur Blvd., Suite 200
Irvine, CA  92612

By:              /s/ Glenn E. Fuller
                         Glenn E. Fuller
                         Executive Vice President, Chief Legal and
                         Administrative Officer and Secretary

PARTICIPANT
The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

   /s/ Jeffrey H. Coats
                        Jeffrey H. Coats

Exhibit A

AUTOBYTEL INC.
2004 RESTRICTED STOCK AND OPTION PLAN
___________________________________________________

Form of Exercise of Employee Stock Option Award Agreement
___________________________________________________

TO: Autobytel Inc.

Attention:  General Counsel

Dear Sir or Madam:

The undersigned elects to exercise his/her Incentive Stock Options to purchase _____ shares of Common Stock of Autobytel Inc. (the “Company”) under and pursuant to a Stock Option Agreement dated as of ______________.

1.            Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock held by the undersigned for at least six months*, valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:

$____________ in cash or by certified, bank cashier’s or teller’s check
$____________ in the form of ____ shares of Common Stock valued at $___________ per share
$                                Total

2.            Delivered herewith are irrevocable instructions to a broker approved by the Company to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.**

If method 1 is chosen, the name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number

Very truly yours,

_________________
Date                                                      Optionee

*The Committee may waive the six months’ requirement in its discretion.
**The Committee must approve this method in writing before your election

Exhibit B

AUTOBYTEL INC.
2004 RESTRICTED STOCK AND OPTION PLAN
________________________________

Designation of Death Beneficiary
_________________________________

In connection with the Awards designated below that I have received pursuant to the Autobytel Inc. 2004 Restricted Stock and Option Plan (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation will remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

           any Award that I have received or ever receive under the Plan.

	the Stock Option Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this
____day of ____________, 200_
___________________________
Notary Public
County of_________________
State of __________________